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                                                                 EXHIBIT 3.1
                                                                 CERTIFICATE
                                                                 OF FORMATION

                               CERTIFICATE OF FORMATION
                                          OF
                                  COMED FUNDING, LLC
                         A DELAWARE LIMITED LIABILITY COMPANY


          This CERTIFICATE OF FORMATION ("Certificate of Formation") of ComEd Funding, LLC (the "Company"), is being duly executed and filed by Teresa W. Harmon, as an authorized person, as of July 17, 1998, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Sections 18-101 ET SEQ.) (the "Act").


                                      ARTICLE I
                                         NAME

          The name of the Company is ComEd Funding, LLC.


                                      ARTICLE II
                        REGISTERED OFFICE AND REGISTERED AGENT

          The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.


                                     ARTICLE III
                                       DURATION

          The Company is to have perpetual duration, unless dissolved in accordance with the LLC Agreement (as hereinafter defined).

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                                      ARTICLE IV
                                 BUSINESS AND PURPOSE

          The purpose for which the Company is organized is limited solely to:

          (a) acquire, own, hold, administer, service or enter into agreements regarding the receipt and servicing of "intangible transition property" as such term is defined in Article XVIII of the Illinois Public Utilities Act as of the date hereof ("Intangible Transition Property"), which Article is also known as the Electric Utility Transitional Funding Law of 1997, along with certain other related assets;

          (b) manage, sell, assign, pledge, collect amounts due on or otherwise deal with the intangible transition property and related assets to be so acquired in accordance with the terms of the "Sale Agreements" as defined below;

          (c) enter into, perform and comply with one or more sale agreements, assignment agreements, or other agreements providing for the sale of the aforementioned intangible transition property and related assets (collectively, the "SALE AGREEMENTS") and to enter into, perform and comply with such servicing agreements, interest rate swap agreements, administration agreements, collection account agreements and other similar agreements as may be necessary or desirable in connection with such Sale Agreements;

          (d) enter into, perform and comply with one or more declarations of trust related to the creation of one or more Delaware business trusts to be formed in connection with the transactions contemplated by the Sale Agreements; and

          (e) engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that, in either case, are incidental to and necessary, suitable or convenient for the accomplishment of the above-mentioned purposes.

     The Company shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of any Sale Agreements or other agreement referenced above.


                                      ARTICLE V
                                       MEMBERS

          The sole member of the Company is Commonwealth Edison Company, an Illinois corporation (the "Member"). The admission of additional members shall be accomplished only by the


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unanimous consent of the Management Committee (as hereinafter defined) unless otherwise stated in the LLC Agreement.


                                     ARTICLE VI
                               CONTINUATION OF BUSINESS

          (a) In accordance with the LLC Agreement: (i) the Company shall not be dissolved upon the resignation, expulsion or dissolution of the Independent Manager or the Member, nor upon the occurrence of any Termination Event (as hereinafter defined) with respect to the Independent Manager, the Member or any affiliate of the Member, but the Member hereby agrees to continue the business of the Company in each such instance; and (ii) the Company shall dissolve upon the written direction of the Member, but only with the further unanimous consent of the Management Committee (as provided in Article VII(c) hereof). Notwithstanding Section 18-304 of the Act, the Member shall continue to be a member of the Company upon the occurrence of any Termination Event.

          (b) As used herein, "ComEd Affiliated Group" means the Member; Unicom Corporation, an Illinois corporation and each affiliate of such companies (other than the Company).


                                     ARTICLE VII
                                MANAGEMENT OF BUSINESS

          (a) The management of the Company shall be vested initially in the Member. From and after the acquisition by the Company of Intangible Transition Property, the management of the Company shall be vested entirely in the Management Committee. The Management Committee shall have at all times during its existence at least one manager who is an "Independent Manager" as defined below.

          (b) As used herein, the "Independent Manager" shall mean a natural person who is familiar with and has experience with asset securitization and is not at the time of appointment, has not been at any time preceding such appointment and is not during the term of such appointment (other than as incidental to such person's role as Independent Manager): (i) a member, stockholder, partner, director, manager, officer or employee of any member of the ComEd Affiliated Group; (ii) a customer, supplier or other person who derives more than ten percent (10%) of its purchases or revenues from its activities with the Company or any member of the ComEd Affiliated Group; or
(iii) a member of the family of any such member, stockholder, partner, director, manager, officer, employee, customer or supplier.

          (c) As used herein, "Management Committee" shall mean a committee formed upon or prior to the acquisition by the Company of Intangible Transition Property and composed of not less than three nor more than five individuals, at least one of whom at all times must qualify as


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an Independent Manager.  The Company shall be without authority to take the actions specified herein as requiring the vote or consent of the Management Committee absent the currently effective appointment of an Independent Manager to the Management Committee.

          (d) Notwithstanding any other provisions of this Certificate of Formation or the LLC Agreement, the Company shall not:

          (i)   engage in any business or activity other than as set forth in
Article IV hereof;

          (ii) without the affirmative vote of its Member and (at any time after the formation of the Management Committee) the Management Committee, (which vote must include the affirmative vote of the Independent Manager),
     (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, (E) make a general assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due (each of the foregoing an "Event of Bankruptcy" or a "Termination Event") or (G) take any company action in furtherance of the actions set forth in clauses (A) through (F) of this paragraph;

          (iii) merge or consolidate with any other corporation, company, or entity or, except to the extent permitted by each Sale Agreement, sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity; or

          (iv) incur any indebtedness or assume or guarantee any indebtedness of any person (other than the indebtedness incurred under the Sale Agreements).

To the fullest extent permitted by applicable law, including without limitation
Section 18-1101(c) of the Act, the fiduciary duty of each Manager, including the Independent Manager, in respect of any decision on any matter referred to in this Section (c) of Article VII shall be owed solely to the Company (including its creditors) and not to the Member or any other holders of equity interest in the Company as may exist at such time.


                                     ARTICLE VIII
                                SEPARATENESS PROVISION

          Notwithstanding anything herein to the contrary, the Company shall at all times: (a) conduct its business from an office or offices that are separate and distinct from those of the Member


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and each other member of the ComEd Affiliated Group even if such office space is subleased from, or is on or near premises occupied by, the Member or any member of the ComEd Affiliated Group; (b) maintain separate corporate records and books of account from those of the Member and each member of the ComEd Affiliated Group; (c) refrain from commingling its assets with those of the Member or any member of the ComEd Affiliated Group (except as contemplated by any Sale Agreement and any servicing or administration agreements entered into in connection therewith); (d) pay each of its employees, consultants and agents and all other operating expenses incurred by it from the assets of the Company, as applicable; and (e) not hold itself out, or permit itself to be held out, as having agreed to pay or as being liable for the debts of ComEd or any other member of the ComEd Affiliated Group.


                                      ARTICLE IX
                                    LLC AGREEMENT

     The power to alter, amend or repeal the Operating Agreement of the Company (the "LLC Agreement"), shall be only on the consent of the Management Committee (which consent must include the consent of the Independent Manager) or, prior to the formation of the Management Committee, the Member.

     The LLC Agreement of the Company shall be entered into on or before the Company's acquisition of any Intangible Transition Property. Such LLC Agreement shall provide for the government of the Company and may contain any provisions or requirements for the management or conduct of the affairs and business of the Company, provided the same are not inconsistent with the provisions of this Certificate of Formation or contrary to the laws of the State of Delaware or of the United States.


                                      ARTICLE X
                        AMENDMENT OF CERTIFICATE OF FORMATION

          The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Formation in the manner now or hereafter provided herein or by statute, and all rights, preferences and privileges conferred by this Certificate of Formation upon members, directors or any other person are granted subject to such right; PROVIDED, HOWEVER, that from and after the acquisition by the Company of Intangible Transition Property, the Company shall not amend, alter, change or repeal any provision of this Article X or of Articles IV, VI, VII, VIII or IX of this Certificate of Formation (the "RESTRICTED ARTICLES") without the unanimous affirmative vote of the Management Committee, which vote must include the affirmative vote of the Independent Manager; and PROVIDED, FURTHER, that the Company shall not amend or change any provision of any Article other than the Restricted Articles so as to be inconsistent with the Restricted Articles.


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          IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation as of the 17 day of July, 1998.




                                  /s/ Teresa W. Harmon
                              ------------------------------------
                              Name:  Teresa W. Harmon
                              Authorized Person



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